SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

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                          PUTNAM ASSET ALLOCATION FUNDS
                        PUTNAM CAPITAL APPRECIATION FUND
                           PUTNAM CLASSIC EQUITY FUND
                          PUTNAM DISCOVERY GROWTH FUND
                           PUTNAM EQUITY INCOME FUND
                           PUTNAM EUROPE EQUITY FUND
                        THE GEORGE PUTNAM FUND OF BOSTON
                              PUTNAM FUNDS TRUST
                          PUTNAM GLOBAL EQUITY FUND
                      PUTNAM GLOBAL NATURAL RESOURCES FUND
                      THE PUTNAM FUND FOR GROWTH AND INCOME
                          PUTNAM HEALTH SCIENCES TRUST
                         PUTNAM INTERNATIONAL EQUITY FUND
                           PUTNAM INVESTMENT FUNDS
                         PUTNAM NEW OPPORTUNITIES FUND
                       PUTNAM OTC & EMERGING GROWTH FUND
                         PUTNAM TAX SMART FUNDS TRUST
                               PUTNAM VISTA FUND
                              PUTNAM VOYAGER FUND

                 (Name of Registrant as Specified In Its Charter)

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                            if other than Registrant)

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                                               John A. Hill

                                               The Putnam Funds
                                               Chairman of the Trustees

                                               One Post Office Square
                                               Boston, Massachusetts 02109

The Putnam Funds

Dear Shareholder:

We recently mailed you a proxy statement requesting your vote on proposals that affect the management of your Putnam fund. Our records show that we have not yet received your completed ballot. We have included another copy of the proxy ballot and a postage-paid return envelope for your convenience.

Your vote is important to us. We appreciate the time and consideration I am sure you will give these important matters. If you have any questions about the proposals, please call 1-877-832-6360 or consult your financial advisor.

Sincerely,

/s/ John A. Hill
John A. Hill, Chairman

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